EXHIBIT 31.1
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     Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
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I, Steve Schneider, certify that:

1.   I have reviewed this annual report on Form 10-KSB of ZAP;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

4. The small business issuer's other certifying officer and I am responsible for establishing and maintaining disclosure contro s and procedures (as defined in Exchange Act Rules 13a--15 (e) and 15d-15 (e) and internal control over financial reporting (as defined in Exc ange Act Rules 13a-15(f) and 15d-15(f) for the small business issuer and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our upervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made know to us by others within those entities, particularly during the period in which this report is being prepared;

     b) designed such internal control over financial reporting, or caused such internal control over financial reporting to b designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of finan ial statements for external purposes in accordance with generally accepted accounting principals:

     c) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report o r conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based o such evaluation; and

     d) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred d ring the small business issuer's most recent fiscal quarter (the small business issuer'sfourth fiscal quarter in the case of an annual repo t) that has materially affected, or is reasonably likely to materially affect, the small business issuer'sinternal control over financiau reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the small business issuer's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date:  April 11, 2008                 By: /s/ Steve Schneider
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                                          Steve Schneider
                                          Director and Chief Executive Officer